Dohan and Company Certified Public Accountants A Professional Association	7700 North Kendall Drive, 200 Miami Florida 33156-7578
	Telephone Facsimile E-mail Internet	(305) 274-1366 (305) 274-1368 info@uscpa.com www.uscpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          As independent public accountants, we hereby consent to the incorporation, by reference in this Form SB-2 Registration Statement of our report dated October 15, 2004, included in the Ikona Gear International, Inc. Form 10-KSB for the year ended August 31, 2004, and to all references to our Firm included in this Form SB-2 Registration Statement.

/s/ Dohan and Company, P.A., CPA's
DOHAN AND COMPANY, P.A., CPA's
Certified Public Accountants

September 23, 2005

Member: Florida Institute of Certified Public Accountants American Institute of Certified Public Accountants Private Companies and SEC Practice Sections	National and worldwide associations through
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